Exhibit 99.1

Universal Logistics Holdings, Inc. Reports Second Quarter 2025 Financial Results; Declares Dividend

-
Second Quarter 2025 Operating Revenues: $393.8 million, down 14.8%
-
Second Quarter 2025 Operating Income: $19.9 million, down $27.2 million
-
Second Quarter 2025 Earnings Per Share: $0.32 per share, down $0.85 per share
-
Declares Quarterly Dividend: $0.105 per share

Warren, MI – July 24, 2025 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated second quarter 2025 net income of $8.3 million, or $0.32 per basic and diluted share, on total operating revenues of $393.8 million. This compares to net income of $30.7 million, or $1.17 per basic and diluted share, during the second quarter 2024 on total operating revenues of $462.2 million.

In the second quarter 2025, Universal’s operating income decreased $27.2 million to $19.9 million, compared to $47.1 million in the second quarter one year earlier. As a percentage of operating revenue, operating margin for the second quarter 2025 was 5.1%, compared to 10.2% during the same period last year. EBITDA, a non-GAAP measure, decreased $28.6 million during the second quarter 2025 to $56.2 million, compared to $84.8 million one year earlier. As a percentage of operating revenue, EBITDA margin for the second quarter 2025 was 14.3%, compared to 18.4% during the same period last year.

“Universal’s results for the second quarter, although muted, were broadly in-line with our previously guided expectations,” stated Tim Phillips, Universal’s CEO. “Our contract logistics segment continues to deliver solid results and demonstrates the strategic advantage of Universal’s diverse service offerings. Our trucking segment also performed well, sequentially growing their results on both the top and bottom lines. While our intermodal franchise continues to underperform, we are making progress on our profitability initiatives, narrowing our losses on a quarter-over-quarter basis. As we continue to navigate a persistently weak freight backdrop, we remain committed to delivering exceptional service to our customers and making strategic investments to drive our long-term growth initiatives.”

Segment Information:

Contract Logistics

-
Second Quarter 2025 Operating Revenues: $260.6 million, 1.1% decrease
-
Second Quarter 2025 Operating Income: $21.8 million, 8.4% operating margin

In the contract logistics segment, which includes our value-added and dedicated services, operating revenues decreased 1.1% to $260.6 million, compared to $263.6 million for the same period last year. This segment's operating revenues in the quarter included $55.0 million from the recent acquisition of Parsec, while its revenues in the same period last year included $44.6 million attributable to our specialty development project in Stanton, TN, which was completed last year. At the end of the second quarter 2025, we managed 87 value-added programs, including 20 rail terminal operations compared to a total of 68 programs at the end of the second quarter 2024. Included in this segment's revenues were also $7.3 million in separately identified fuel surcharges from dedicated transportation services, compared to $8.0 million during the same period last year. Second quarter 2025 income from operations decreased $31.1 million to $21.8 million, compared to $52.9 million during the same period last year. As a percentage of revenue, operating margin in the contract logistics segment for the quarter was 8.4%, compared to 20.1% during the same period last year.

Intermodal

-
Second Quarter 2025 Operating Revenues: $68.9 million, 13.5% decrease
-
Second Quarter 2025 Operating (Loss): $(5.7) million, (8.2)% operating margin

Operating revenues in the intermodal segment decreased 13.5% to $68.9 million in the second quarter, compared to $79.7 million for the same period last year. Included in intermodal segment revenues for the recently completed quarter were $8.2 million in separately identified fuel surcharges, compared to $10.9 million during the same period last year. Intermodal segment revenues also include other accessorial charges such as detention, demurrage and storage, which totaled $9.2 million during the quarter, compared to $8.1 million one year earlier. Load volumes declined 12.9%, while the average operating revenue per load, excluding fuel surcharges, improved slightly on a year-over-year basis. In the second quarter 2025, the intermodal segment experienced an operating loss of $(5.7) million compared to an operating loss of $(8.6) million during the same period last year. As a percentage of revenue, operating margin in the intermodal segment for the second quarter 2025 was (8.2)%, compared to (10.8)% one year earlier.

Trucking

-
Second Quarter 2025 Operating Revenues: $64.1 million, 29.9% decrease
-
Second Quarter 2025 Operating Income: $3.3 million, 5.2% operating margin

In the trucking segment, second quarter operating revenues decreased 29.9% to $64.1 million, compared to $91.4 million for the same period last year. This segment's quarterly revenues included $18.4 million of brokerage services this year, compared to $25.5 million during the same period last year. Also included in our trucking segment revenues for the quarter were $3.4 million in separately identified fuel surcharges, compared to $5.7 million in fuel surcharges during the same period last year. On a year-over-year basis, load volumes declined 22.6%, and the average operating revenue per load, excluding fuel surcharges, declined 8.9%. Income from operations in the second quarter decreased to $3.3 million compared to $4.4 million during the same period last year. As a percentage of revenue, operating margin in the trucking segment for the second quarter was 5.2% compared to 4.8% during the same period last year.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors has declared a cash dividend of $0.105 per share of common stock. The dividend is payable to shareholders of record at the close of business on September 1, 2025 and is expected to be paid on October 1, 2025.

Other Matters

As of June 28, 2025, Universal held cash and cash equivalents totaling $24.3 million, and $9.9 million in marketable securities. Outstanding debt at the end of the second quarter 2025 was $798.6 million and capital expenditures totaled $84.3 million.

Universal calculates and reports selected financial metrics not only for purposes of our lending arrangements but also in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Conference call:

We invite investors and analysts to our quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 a.m. Eastern Time
Date:	Friday, July 25, 2025
Call Toll Free:	(800) 836-8184
International Dial-in:	+1 (646) 357-8785

A replay of the conference call will be available through August 1, 2025, by calling (888) 660-6345 (toll free) or +1 (646) 517-4150 (toll) and using replay entry code 54416#. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company whose subsidiaries provide a variety of customized transportation and logistics solutions throughout the United States and in Mexico, Canada and Colombia. Our operating subsidiaries provide our customers with supply chain solutions that can be scaled to meet their changing demands. We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, intermodal, dedicated and value-added services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Operating revenues:
Truckload services	$45,922	$66,876	$83,700	$108,906
Brokerage services	19,571	53,661	39,836	113,274
Intermodal services	67,745	78,069	136,199	154,784
Dedicated services	81,828	90,715	166,835	179,031
Value-added services	178,728	172,843	349,613	398,075
Total operating revenues	393,794	462,164	776,183	954,070

Operating expenses:
Purchased transportation and equipment rent	81,508	137,295	161,251	261,928
Direct personnel and related benefits	168,032	135,495	332,533	276,300
Operating supplies and expenses	50,335	63,558	101,662	156,382
Commission expense	4,395	8,890	8,651	15,500
Occupancy expense	11,803	10,442	23,056	21,010
General and administrative	14,026	14,699	27,203	28,205
Insurance and claims	7,599	7,873	14,563	15,041
Depreciation and amortization	36,203	36,809	71,691	57,510
Total operating expenses	373,901	415,061	740,610	831,876
Income from operations	19,893	47,103	35,573	122,194
Interest expense, net	(8,852)	(6,883)	(17,075)	(12,962)
Other non-operating income	149	898	727	2,003
Income before income taxes	11,190	41,118	19,225	111,235
Provision for income taxes	2,874	10,384	4,895	28,044
Net income	$8,316	$30,734	$14,330	$83,191

Earnings per common share:
Basic	$0.32	$1.17	$0.54	$3.16
Diluted	$0.32	$1.17	$0.54	$3.16

Weighted average number of common shares outstanding:
Basic	26,331	26,317	26,325	26,312
Diluted	26,341	26,352	26,341	26,341

Dividends declared per common share:	$0.105	$0.105	$0.210	$0.210

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 28, 2025	December 31, 2024
Assets
Cash and cash equivalents	$24,338	$19,351
Marketable securities	9,862	11,590
Accounts receivable - net	254,807	293,646
Other current assets	104,378	85,226
Total current assets	393,385	409,813
Property and equipment - net	814,780	742,366
Other long-term assets - net	701,542	634,658
Total assets	$1,909,707	$1,786,837

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$212,186	$215,756
Debt - net	795,487	759,085
Other long-term liabilities	248,341	164,973
Total liabilities	1,256,014	1,139,814
Total shareholders' equity	653,693	647,023
Total liabilities and shareholders' equity	$1,909,707	$1,786,837

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Contract Logistics Segment:
Average number of value-added direct employees	7,407	5,230	7,329	5,355
Average number of value-added full-time equivalents	48	168	42	138
Number of active value-added programs	87	68	87	68

Intermodal Segment:
Number of loads (a)	94,327	108,326	195,797	213,363
Average operating revenue per load, excluding fuel surcharges (a)	$556	$555	$540	$560
Average number of tractors	1,392	1,605	1,396	1,646
Number of depots	8	8	8	8

Trucking Segment:
Number of loads	31,451	40,620	60,073	82,311
Average operating revenue per load, excluding fuel surcharges	$1,927	$2,115	$1,902	$1,808
Average number of tractors	602	800	617	808
Average length of haul	369	390	381	396

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Operating Revenues by Segment:
Contract logistics	$260,556	$263,558	$516,448	$577,106
Intermodal	68,914	79,654	139,610	158,017
Trucking	64,069	91,440	119,652	161,095
Other	255	27,512	473	57,852
Total	$393,794	$462,164	$776,183	$954,070

Income from Operations by Segment:
Contract logistics	$21,770	$52,901	$45,629	$134,367
Intermodal	(5,676)	(8,639)	(16,385)	(16,931)
Trucking	3,340	4,384	5,530	8,053
Other	459	(1,543)	799	(3,295)
Total	$19,893	$47,103	$35,573	$122,194

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA and EBITDA margin, each a non-GAAP measure, as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) income taxes, (iii) depreciation, and (iv) amortization. We define EBITDA margin as EBITDA as a percentage of total operating revenues. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
	( in thousands)		( in thousands)
EBITDA
Net income	$8,316	$30,734	$14,330	$83,191
Income tax expense	2,874	10,384	4,895	28,044
Interest expense, net	8,852	6,883	17,075	12,962
Depreciation	30,596	32,052	60,585	47,954
Amortization	5,607	4,757	11,106	9,556
EBITDA	$56,245	$84,810	$107,991	$181,707

EBITDA margin (a)	14.3%	18.4%	13.9%	19.0%

(a) EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA and EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

• EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally on EBITDA and EBITDA margin.